Exhibit 3.1

FIRST AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS OF

SKULLCANDY, INC.

I, the undersigned, do hereby certify:

(1) That I am the duly elected, qualified and acting Vice President, Strategic Initiatives and Corporate Affairs, Chief Legal Officer and Corporate Secretary of Skullcandy, Inc., a Delaware corporation (the “Corporation”).

(2) That the resolutions duly adopted by the Board of Directors of the Corporation on June 23, 2016 did amend the Amended and Restated Bylaws of the Corporation to add a new Article XI that provides as follows:

“ARTICLE XI – FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article XI.”

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto subscribed my name this 23rd day of June, 2016.

/s/ Patrick Grosso
Patrick Grosso
Vice President, Strategic Initiatives and Corporate Affairs, Chief Legal Officer and Corporate Secretary

[Signature Page to Amendment to Bylaws]